UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2008

Scripps Networks Interactive, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-34004	61-1551890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Walnut Street, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 824-3200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 16, 2008, Scripps Networks Interactive, Inc. (the “Company”) entered into new employment agreements with Messrs. Lansing, NeCastro and Cruz. These new agreements replace and supersede the employment agreements assumed in the separation transaction.

Term

Each employment agreement has a three-year term. The term may be extended for an additional year unless the Company provides prior notice of its intention not to extend.

Compensation Levels

The employment agreements set forth the existing compensation and benefit levels for each executive. For example, during the term:

•	the annual base salary for each executive will be no less than $700,000 for Mr. Lansing, $675,000 for Mr. NeCastro, and $540,000 for Mr. Cruz;

•	the target annual incentive opportunity will be 70% of base salary for Messrs. Lansing and NeCastro and 55% of base salary for Mr. Cruz; and

•

each executive is eligible to participate in all equity incentive plans, fringe benefit plans, employee retirement, pension and welfare benefit plans available to similarly situated executives of the Company.

Severance

Upon an involuntary termination of each executive’s employment without “cause”, or a voluntary termination of employment by each executive for “good reason”, he would be entitled to a pro-rated annual incentive based on actual performance for the year of termination, plus base salary, target annual incentive, and medical, dental and life insurance coverage for the greater of 18 months or the balance of the term. These severance benefits are also available for 12 months if his employment is terminated due to a decision by the Company not to renew the term.

Upon a termination due to death or disability, each executive would be entitled to a target annual incentive from January 1 through one year after death or disability, plus one times base salary and continued medical and dental benefits for one year.

Change in Control

Each executive will participate in the Executive Change in Control Plan (“CIC Plan”), which provides certain severance benefits in the event the executive’s employment terminates without “cause” or for “good reason” within 2 years after a change in control of the Company. The employment agreements modify the CIC Plan to provide that if the executive is vested under the pension plan at the time of a change in control, then he will be treated as if he had attained at least age 55 with 10 years of service on the date of termination for purposes of calculating his pension benefits.

Restrictive Covenants

In exchange for the benefits described above, each executive agrees not to (i) disclose the Company’s confidential information; (ii) compete against the Company for 6 months after termination (12 months if terminated for “cause”); (iii) solicit the Company’s employees or customers for 12 months after termination; or (iv) disparage the Company for 12 months after termination.

The foregoing description of the employment agreements is only a summary. The full text of the agreements will be filed as an exhibit to the Company’s next Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

By:	/s/ Lori A. Hickok
Lori A. Hickok
Senior Vice President, Finance

Date: October 17, 2008